SCHEDULE 14A
                                 (Rule 14a-101)
                      INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
             Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant     [ ]
Filed by a Party other than the Registrant    [X]
Check the appropriate box:
  [ ]  Preliminary Proxy Statement       [ ]   Confidential, For Use of the
  [ ]  Definitive Proxy Statement              Commission Only (as permitted
  [ ]  Definitive Additional Materials         by Rule 14a-6(e)(2))
  [X]  Soliciting Material Pursuant to
       Rule 14a-11(c) or Rule 14a-12

                            FIRST REGIONAL BANCORP
-------------------------------------------------------------------------------
                 (Name of Registrant as Specified in Its Charter)

                                  MARK RUBIN
-------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      [X]  No Fee Required
      [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
           0-11.

      (1)  Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------
      (2)  Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------
      (4)  Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------
      (5)  Total fee paid:

-------------------------------------------------------------------------------
      [ ]  Fee paid previously with preliminary materials:

-------------------------------------------------------------------------------
      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount previously paid:

-------------------------------------------------------------------------------
      (2)  Form, Schedule or Registration Statement no.:

-------------------------------------------------------------------------------
      (3)  Filing party:

-------------------------------------------------------------------------------
      (4)  Date filed:

-------------------------------------------------------------------------------

                                   Mark Rubin

                                  May 5, 1998

Dear Fellow First Regional Bancorp Shareholder:

On April 30, 1998, I informed the Board of Directors of my intention to nominate a new, independent slate of outside directors to oversee the management of First Regional and to protect the interest of ALL shareholders. AS A CURRENT DIRECTOR, OFFICER AND HOLDER OF APPROXIMATELY 19% OF THE OUTSTANDING SHARES OF COMMON STOCK OF FIRST REGIONAL AND AS A CO-FOUNDER OF YOUR COMPANY, I FEEL COMPELLED TO TAKE THIS ACTION BECAUSE THE BOARD HAS EXPRESSED AN INTEREST IN ADOPTING CERTAIN CHARTER OR BY-LAW AMENDMENTS WHICH I BELIEVE WILL ONLY SERVE TO DETER SHAREHOLDER VALUE AND TO ENTRENCH THE CURRENT BOARD.

My nominees for election to the Board of First Regional consist of Frank Moothart, a current independent Board member, Jeffrey Cove, Sheldon Kadish, Don Levin, Alan Levy and myself. Each of these candidates is committed to a plan designed to maximize the long-term value of the shareholders' investment in First Regional. I will be writing to you shortly with greater detail concerning our plan.

You have probably already received the proxy material solicited on behalf of management in which they seek your support for the current Board. I URGE YOU NOT TO SIGN MANAGEMENT'S BLUE PROXY CARD. Shortly you will be receiving my proxy material. In it you will be provided with specific information that details certain steps the current Board has considered which I believe, and I think you will agree, are self serving and not in the best interests of ALL shareholders.

                    I URGE YOU TO READ MY PROXY MATERIAL
                         BEFORE YOU CAST YOUR VOTE.

If you have any questions, please feel free to call me or MacKenzie Partners, who I have retained to assist in my solicitation, at (800) 322-2885.

Sincerely,

/s/ Mark Rubin
Mark Rubin
Vice Chairman of the Board
President, First Regional Bancorp

                                   *  *  *

                          PARTICIPANT INFORMATION

      Each nominee presented by me for election to the Board of Directors of First Regional may be deemed to be a participant in the solicitation of proxies under the rules and regulations of the Securities and Exchange Commission. I beneficially and of record own an aggregate of 472,304 shares of common stock of First Regional. Messrs. Moothart and Levin beneficially and of record own an aggregate of 15,000 and 16,000 shares of common stock of First Regional, respectively. None of the other nominees beneficially or of record own any shares of common stock of First Regional.